Exhibit 10.9

DEALER MANAGER AGREEMENT

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

Up to $350,000,000 in Shares of Class D

Dated March 3, 2015

LaSalle Investment Management Distributors, LLC
200 E. Randolph Drive
Chicago, Illinois 60601

Ladies and Gentlemen:

This letter confirms and comprises the agreement (this “Agreement”) between Jones Lang LaSalle Income Property Trust, Inc., a Maryland corporation (the “Company”), and LaSalle Investment Management Distributors, LLC, a Delaware limited liability company (the “Dealer Manager”), regarding the offer and sale (the “Offering”), in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation D promulgated under the Securities Act (“Regulation D”), of up to $350,000,000 of shares of the Company’s Class D shares of common stock, par value $0.01 per share (“Class D Shares”), of which amount up to (a)  up to $300,000,000 in shares are being offered to investors pursuant to the Company’s primary offering (the “Primary Shares”) and (b)  up to $50,000,000 in shares are being offered to stockholders of the Company pursuant to the Company’s distribution reinvestment plan (the “DRIP Shares” and, together with the Primary Shares, the “Shares”), pursuant to the terms and conditions of the Company’s Confidential Private Placement Memorandum, dated March 3, 2015, as may be amended or supplemented from time to time (with all appendixes thereto, the “Memorandum”). The Company may reallocate the Shares between the Primary Shares and the DRIP Shares.

1.    Exclusive Appointment of Dealer Manager.

1.1    On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company hereby appoints the Dealer Manager as its exclusive agent and dealer manager during the period commencing with the date hereof and ending on the Offering Termination Date (as defined in Section 1.2 below) (the “Offering Period”) to solicit, or cause to be solicited, purchasers of the Primary Shares on a “best efforts” basis through a private, limited offering exempt from registration under the Securities Act pursuant to Regulation D, and applicable state blue sky registration exemptions, upon the other terms and conditions set forth in the Memorandum. The Dealer Manager, in its sole discretion, is authorized to retain other registered broker-dealers (“Participating Broker-Dealers”) who are members in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) for the purpose of soliciting offers for the purchase of the Primary Shares pursuant to a Participating Dealer Agreement substantially in the form attached to this Agreement as Exhibit A (the “Participating Broker-Dealer Agreement”). The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Primary Shares on said terms and conditions.

1.2    It is understood that no sale of Shares shall be regarded as effective unless and until accepted by the Company. The Company reserves the right in its sole discretion to refuse to sell any of the Shares to any prospective purchaser. The Shares will be offered during a period commencing on March 3, 2015, the date of the Memorandum (“Effective Date”), and continuing until the earlier of: (i) the date that the maximum aggregate amount of Shares is sold pursuant to the Offering, subject to the Company’s option to increase the maximum aggregate amount of the Offering in its sole discretion, or (ii) such date as Company otherwise terminates the Offering, which it may do at any time in its sole discretion.

2.    Representations and Warranties of the Company.

The Company hereby represents and warrants to the Dealer Manager and each Participating Broker-Dealer with whom the Dealer Manager has entered into or will enter into a Participating Broker-Dealer Agreement that, as of the date hereof and at all times during the Offering Period (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Company only makes such representations and warranties as of such date or dates):

2.1    Good Standing; Qualification to Do Business. The Company is a corporation duly organized and validly existing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority to conduct its business as described in the Memorandum and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity provisions contained in Section 8 of this Agreement may be limited under applicable securities laws. The Company has qualified to do business and is in good standing in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as described in the Memorandum, requires such qualification, except where the failure to do so would not have a material adverse effect on the business, properties, management, financial position, results of operations or cash flows of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

2.2    Authorization and Description of Securities. The issuance and sale of the Shares will have been duly authorized by the Company, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company are not subject to preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company or under any agreement to which the Company is a party or otherwise. The Shares conform in all material respects to the description of the Shares contained in the Memorandum.

2.3    Absence of Defaults and Conflicts. The Company is not in violation of its charter or its bylaws as currently in effect and the execution and delivery of this Agreement, the issuance, sale and delivery of the Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not, as of the Effective Date, violate the terms of or constitute a default under: (a) the Company’s charter or bylaws as currently in effect; or (b) any indenture, mortgage, deed of trust, lease, or other material agreement to which the Company is a party or to which its properties are bound; or (c) any law, rule or regulation applicable to the Company; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.

2.4    REIT Compliance. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for each taxable year commencing with its taxable year ending December 31, 2004, and its organization and method of operation (as described in the Memorandum) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and thereafter.

2.5    No Operation as an Investment Company. The Company is not and, after giving effect to the transactions contemplated by this Agreement and the application of the net proceeds therefrom, will not be, an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

2.6    Absence of Further Requirements. As of the Effective Date, no filing with, or consent, approval, authorization, license, registration, qualification, order or decree of any court, governmental authority or agency is required for the performance by the Company of its obligations under this Agreement or in connection with the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), rules of FINRA or applicable state securities laws, all of which have been made.

2.7    Absence of Proceedings. Except as disclosed in the Memorandum, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

2.8    No Material Adverse Change in Business. Except as otherwise disclosed in the Memorandum, since the respective dates as of which information is provided in the Memorandum there has been no material adverse change in the business, properties, management, financial position, results of operations or cash flows of the Company and its subsidiaries, whether or not arising in the ordinary course of business.

2.9    Possession of Licenses and Permits. The Company possesses adequate permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to obtain such Governmental Licenses, singly or in the aggregate, would not have a Material Adverse Effect or as otherwise disclosed in the Memorandum; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect or as otherwise disclosed in the Memorandum; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect or as otherwise disclosed in the Memorandum; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect or as otherwise disclosed in the Memorandum.

2.10    Good and Insurable Title to Properties. Except as otherwise disclosed in the Memorandum, the Company and its subsidiaries have good and insurable title (either in fee simple or pursuant to a valid leasehold interest) to all properties described in the Memorandum, as being owned or leased, as the case may be, by them, subject in each case to material matters of record, material matters of law, material matters that could be revealed by a survey and physical inspection of the property, and rights of parties in possession.

3.    Covenants of the Company.

The Company covenants and agrees with the Dealer Manager that:

3.1    The Company has prepared the Memorandum for the offer and sale of the Shares in the Offering. The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Memorandum as the Dealer Manager may reasonably request.

3.2    If at any time any event occurs as a result of which, in the opinion of the Company, the Memorandum would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and the Dealer Manager will notify the Participating Broker-Dealers to suspend the offering and sale of the Shares in accordance with Section 5.6 hereof until such time as the Company, in its sole discretion (a) instructs the Dealer Manager to resume the offering and sale of the Shares and (b) has prepared any required supplemental or amended Memorandum as shall be necessary to correct such statement or omission.

3.3    The Company will apply the proceeds from the sale of the Shares as stated in the Memorandum.

3.4    The Company will prepare or cause to be prepared, executed and timely filed a Notice on Form D relating to the Offering (a) with the SEC under Regulation D and (b) with all applicable state securities regulatory agencies.

3.5    Subject to the Dealer Manager’s actions and the actions of others in connection with the Offering, the Company will comply with all requirements imposed upon it by Regulation D and other applicable securities laws, including applicable state blue sky registration exemptions.

4.    Payment of Expenses and Fees.

4.1    Company Expenses. The Company agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the preparation of the Memorandum, and the printing and furnishing of copies thereof to the Dealer Manager; (b) all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors; (c) filing with FINRA of all necessary documents and information relating to the Offering and the Shares; (d) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Memorandum; (e) all costs and expenses incident to the travel and accommodation of the personnel of the Company and the Company’s advisor, and the personnel of any sub-advisor designated by the Company’s advisor and acting on behalf of the Company; and (f) the performance of the Company’s other obligations hereunder.

4.2    Dealer Manager Expenses. The Dealer Manager will pay for all of its own costs and expenses, including but not limited to its personnel costs and all expenses necessary for the Dealer Manager to remain in compliance with any applicable FINRA rules or federal or state laws, rules or regulations in order to participate in the Offering as a broker-dealer, and the fees and costs of the Dealer Manager’s counsel.

4.3    Due Diligence Expenses. In addition to reimbursement as provided under Section 4.2, the Company shall also reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by any Participating Broker-Dealer. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by any Participating Broker-Dealer and their personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. The Dealer Manager shall obtain from any Participating Broker-Dealer and provide to the Company a detailed and itemized invoice for any such due diligence expenses.

5.    Representations, Warranties and Covenants of the Dealer Manager.

The Dealer Manager hereby represents and warrants to, and covenants and agrees with the Company, as of the date hereof and at all times during the Offering Period (provided that, to the extent representations and warranties are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates), as follows:

5.1    Compliance with Applicable Laws, Rules and Regulations. The Dealer Manager represents to the Company that (a) the Dealer Managers is a member of FINRA in good standing, and (b) the Dealer Manager and its employees and representatives who will perform services hereunder have all required approvals, licenses and registrations to act under this Agreement. With respect to its participation and the participation by each Participating Broker-Dealer in the offer and sale of the Shares (including, without limitation any resales and transfers of Shares), the Dealer Manager agrees, and, by virtue of entering into the Participating Broker-Dealer Agreement, each Participating Broker-Dealer shall have agreed, to comply with any applicable requirements of the Securities Act and the Exchange Act, applicable state securities or blue sky laws, and the rules set forth in the FINRA rulebook, which currently consists of rules promulgated by FINRA, the National Association of Securities Dealers (“NASD”) and the New York Stock Exchange (collectively, the “FINRA Rules”).

5.2    AML Compliance. The Dealer Manager represents to the Company that it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA Rules, rules and regulations promulgated under the Exchange Act (“Exchange Act Regulations”) and the USA PATRIOT Act, specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Shares. The Dealer Manager further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Dealer Manager hereby covenants to remain in compliance with such requirements and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification (a) its AML Program is consistent with the AML Rules and (b) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

5.3    Accuracy of Information. The Dealer Manager represents and warrants to the Company that the information under the caption “Plan of Distribution” in the Memorandum and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Memorandum does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.4    Recordkeeping. The Dealer Manager agrees to comply with the record keeping requirements as may be required by the Company, any state securities commission, FINRA or the SEC, including but not limited to Exchange Act Regulations.

5.5    Customer Information. The Dealer Manager shall abide by and comply with (a) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”); (b) the privacy standards and requirements of any other applicable federal or state law; and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

5.6    Suspension or Termination of Offering. The Dealer Manager agrees, and will require that each of the Participating Broker-Dealers agree, to suspend or terminate the offer and sale of Shares in the Offering upon request of the Company at any time and to resume the offer and sale of Shares in the Offering upon subsequent request of the Company.

5.7    Customer Complaints. The Dealer Manager hereby agrees to provide to the Company promptly upon receipt by the Dealer Manager copies of any written or otherwise documented customer complaints received by the Dealer Manager from Participating Broker-Dealers relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by any Participating Broker-Dealer), the Shares or the Company.

5.8    Disqualification Events.

(a)    The Dealer Manager represents that neither it, nor any of its directors, executive officers, other officers participating in the Offering, general partners or managing members, or any of the directors, executive officers or other officers participating in the Offering of any such general partner or managing member (each, a “Dealer Covered Person” and, together, “Dealer Covered Persons”), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”) except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Company prior to the date hereof or, in the case of a Disqualification Event occurring after the date hereof, prior to the date of any offering of Shares. The Dealer Manager has exercised reasonable care to determine (i) the identity of each person that is a Dealer Covered Person and (ii) whether any Dealer Covered Person is subject to a Disqualification Event.

(b)    The Dealer Manager will promptly notify the Company in writing of (i) any Disqualification Event relating to any Dealer Covered Person not previously disclosed to the Company in accordance with Section 5.8(a), and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Covered Person.

(c)    The Dealer Manager represents that it is not aware of any person (other than any Dealer Covered Person and any Participating Broker-Dealers which the Dealer Manager has entered into a Participating Broker-Dealer Agreement with) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of Shares. The Dealer Manager will promptly notify the Company of any agreement or arrangement entered into between the Dealer Manager and such person in connection with such sale.
6.    Sale of Shares.

6.1    Compensation - Selling Commissions. Subject to the waivers, discounts or other special circumstances described in or otherwise disclosed in the Memorandum under the heading “Plan of Distribution,” the Company will pay to the Dealer Manager selling commissions on each Class D Share sold in the Primary Offering of up to 1.0% of the NAV per Class D Share as of the date of purchase, unless a reduced amount is agreed to in the Participating Broker-Dealer Agreement for the Participating Broker-Dealer which made that particular sale. The selling commissions payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class D Shares and may be reallowed by the Dealer Manager to Participating Broker-Dealers. The Company will not pay to the Dealer Manager any selling commissions in respect of the purchase of any DRIP Shares.

6.2    Obligations to Participating Broker-Dealers. Selling commissions received by the Dealer Manager will be reallowed to the Participating Broker-Dealer who sold the Primary Shares giving rise to such commissions as described more fully in the Participating Broker-Dealer Agreement entered into with such Participating Broker-Dealer. The Company will not be liable or responsible to any Participating Broker-Dealer for direct payment of commissions to such Participating Broker-Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Participating Broker-Dealers. Notwithstanding the foregoing, the Company, in its sole discretion, may act as agent of the Dealer Manager by making direct payment of commissions to such Participating Broker-Dealers without incurring any liability therefor.

6.3    Suitability; Offer and Sale of Shares.

(a)    The Dealer Manager will limit investment in the offering of the Shares to persons whom the Dealer Manager has reasonable grounds to believe, and in fact believes, are “accredited investors” as defined in Rule 501(a) under the Securities Act and who also meet the investor suitability standards and minimum purchase requirements as may be established by the Company and set forth in the Memorandum or in any suitability letter or memorandum sent to the Dealer Manager by the Company.

(b)    To the extent that the Dealer Manager may recommend the purchase or sale of the Shares to any offeree, the Dealer Manager or any person associated with the Dealer Manager shall:

(i)    have reasonable grounds to believe, on the basis of information obtained from the potential investor concerning the investor’s investment objectives, other investments, financial situation and needs, and any other information known by the Dealer Manager or an associated person, that: (A) the prospective investor is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act, and meets the other investor suitability requirements as may be established by the Company and set forth in the “Suitability Standards” section of the Memorandum and the minimum purchase requirements set forth in the Memorandum; (B) the prospective investor has a fair market net worth sufficient to sustain the risks inherent in an investment in the Company, including, but not limited to, total loss of its investment, lack of liquidity, and other risks described in the Memorandum; and (C) an investment in the Company is otherwise suitable for the prospective investor; and

(ii)    maintain in the Dealer Manager’s files, for a period of at least six years following the Offering Termination Date, information and documents disclosing the basis upon which the above determination of suitability was reached as to each investor.

(c)    The Dealer Manager will provide, or will cause each Participating Broker-Dealer to provide, each offeree with a copy of the Memorandum during the course of the Offering and prior to the sale, and advise each such offeree at the time of the initial offering to such offeree that the Company and/or its agents and consultants will, during the course of the Offering and prior to any sale, afford said offeree and his or her purchaser representative, if any, including the Dealer Manager or the Participating Broker-Dealer, the opportunity to ask questions of and to receive answers from the Company and/or its agents and consultants, concerning the terms and conditions of the Offering and to obtain any additional information which is possessed by the Company, or may be obtained by the Company without any unreasonable effort or expense, which is necessary to verify the accuracy of the information contained in the Memorandum.

(d)    The Dealer Manager shall complete all steps necessary to permit the Dealer Manager to offer the Shares pursuant to the registration exemptions available under applicable federal securities law and applicable state securities laws. The Dealer Manager shall conduct all of its solicitation and sales efforts in conformity with Rule 506(c) of Regulation D and exemptions available under applicable state securities laws.

(e)    The Dealer Manager will comply in all respects with the subscription procedures and plan of distribution set forth in the Memorandum.

(f)    The Dealer Manager will furnish or cause to be furnished to the Company upon request a complete list of all persons who have been offered the Shares by the Dealer Manager or any Participating Broker-Dealer.

(g)    By virtue of entering into a Participating Broker-Dealer Agreement with Participating Broker-Dealers, the Dealer Manager shall cause each Participating Broker-Dealer to agree to comply with all of the foregoing obligations.

7.    Submission of Orders.

7.1    Each person desiring to purchase Primary Shares in the Offering will be required to complete and execute a subscription agreement in the form attached as Appendix A to the Memorandum (as amended or supplemented, the “Subscription Agreement”) and to deliver to the Dealer Manager or Participating Broker-Dealer, as the case may be, such completed and executed Subscription Agreement together with a check, draft, wire or money order (hereinafter referred to as an “instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Memorandum. Persons purchasing Primary Shares will be instructed by the Participating Broker-Dealer to make their instruments of payment payable to or for the benefit of “Jones Lang LaSalle Income Property Trust, Inc.” The purchase price for subscriptions processed and accepted by the Company prior to the close of business on any business day will be executed at the NAV per share calculated at the end of such business day in accordance with the procedures described in the Memorandum, plus applicable selling commissions. Purchase orders placed after the close of business on any business day, or on a day that is not a business day, will be executed at the price per share calculated at the end of the next business day in accordance with the procedures described in the Memorandum, plus, applicable selling commissions.

7.2    If the Participating Broker-Dealer receives a Subscription Agreement or instrument of payment not conforming to the instructions set forth in Section 7.1, the Participating Broker-Dealer shall return such Subscription

Agreement and instrument of payment directly to such purchaser not later than the end of the second business day following receipt by the Participating Broker-Dealer. Subscription Agreements and instruments of payment received by the Participating Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(a)    where, pursuant to the internal supervisory procedures of the Participating Broker-Dealer, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from purchasers, then, by noon of the next business day following receipt by the Participating Broker-Dealer, the Participating Broker-Dealer will transmit the Subscription Agreements and instruments of payment to the Company or to such other account or agent as directed by the Company; and

(b)    where, pursuant to the internal supervisory procedures of the Participating Broker-Dealer, final internal supervisory review is conducted at a different location (the “Final Review Office”), Subscription Agreements and instruments of payment will be transmitted by the Participating Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Participating Broker-Dealer. The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Company or to such other account or agent as directed by the Company.

Notwithstanding the foregoing, with respect to any Primary Shares to be purchased by a custodial account, the Participating Broker-Dealer shall cause the custodian of such account to deliver a Subscription Agreement and instrument of payment for such account directly to the Company. The Participating Broker-Dealer shall furnish to the Company with each delivery of Subscription Agreements and instruments of payment a list of the purchasers showing the name, address, tax identification number, state of residence and dollar amount of Primary Shares purchased.

8.    Indemnification.

8.1    Indemnified Parties Defined. For the purposes of this Section 8, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

8.2    Indemnification of the Dealer Manager and Participating Broker-Dealers. The Company will indemnify, defend (subject to Section 8.6) and hold harmless the Dealer Manager and the Participating Broker-Dealers, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Participating Broker-Dealers or the Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Company, any material breach of a covenant contained herein by the Company, or any material failure by the Company to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, or (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Memorandum or (ii) in any securities filing or other document executed by the Company or on its behalf specifically for the purpose of qualifying the Offering for exemption from the registration requirements of the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Securities Application”), or (c) the omission or alleged omission to state a material fact required to be stated in the Memorandum or in any Securities Application or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and the Company will reimburse each Participating Broker-Dealer or the Dealer Manager, and their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Participating Broker-Dealer or the Dealer Manager, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Participating Broker-Dealer expressly for use in the Memorandum or any Securities Application, but only if the party seeking indemnification furnished the written information on which the Company relied. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

Notwithstanding the foregoing, the indemnification and agreement to hold harmless provided in this Section 8.2 is further limited to the extent that no such indemnification by the Company of a Participating Broker-Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

8.3    Dealer Manager Indemnification of the Company. The Dealer Manager will indemnify, defend and hold harmless the Company and its Indemnified Parties from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant or agreement contained herein by the Dealer Manager, or any material failure by the Dealer Manager to perform its obligations hereunder, (b) any untrue statement or any alleged untrue statement of a material fact contained in the Memorandum or (c) the omission or alleged omission to state a material fact required to be stated in the Memorandum or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager specifically for use in the preparation of the Memorandum, (d) any untrue statement or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading by the Dealer Manager or its representatives or agents in connection with the offer and sale of the Shares, (e) any failure by the Dealer Manager to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Exchange Act Regulations and the USA PATRIOT Act, or (f) any other failure by the Dealer Manager to comply with any of the applicable provisions of the Securities Act, the Exchange Act, Regulation D or the rules and regulations thereunder or any applicable federal or state securities laws or regulations. The Dealer Manager will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

8.4    Participating Broker-Dealer Indemnification of the Company. By virtue of entering into the Participating Broker-Dealer Agreements with the Participating Broker-Dealers, the Dealer Manager shall cause each Participating Broker-Dealer to agree to severally indemnify, defend and hold harmless the Company, the Dealer Manager and each of their respective Indemnified Parties, from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, or any of their respective Indemnified Parties may become subject, as more fully described in each Participating Broker-Dealer Agreement.

8.5    Action Against Parties; Notification. Promptly after receipt by any indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify in writing the indemnifying party of the commencement thereof and the omission to so notify the indemnifying party will relieve such indemnifying party from any liability under this Section 8 as to the particular item for which indemnification is then being sought to the extent that the indemnifying party is materially prejudiced by such omission, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 8.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

8.6    Reimbursement of Fees and Expenses. An indemnifying party under Section 8 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows:

(a)    In the case of the Company indemnifying the Dealer Manager, the advancement of Company funds to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder of the Company or the legal action is initiated by a stockholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Dealer Manager is found not to be entitled to indemnification.

(b)    In any case of indemnification other than that described in Section 8.6(a) above, the indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim, provided, however, that in the case of the defense of claims as a result of events alleged to have occurred during a period during which a Participating Broker-Dealer has the right to act as the exclusive Participating Broker-Dealer, and that Participating Broker-Dealer is an Indemnified Party entitled to the payment of fees and expenses under this Section 8.6, such Participating Broker-Dealer shall have the right to select the law firm of record. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

9.    Contribution.

If the indemnification provided for in Section 8 hereof is for any reason unavailable or insufficient to hold harmless the Company, the Dealer Manager, a Participating Broker-Dealer or any Indemnified Party thereof in respect of any losses, liabilities, claims, damages or expenses referred to in Section 8 hereof, then the Company, the Dealer Manager and the Participating Broker-Dealer shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Dealer Manager and the Participating Broker-Dealer, respectively, from the offering of the Primary Shares pursuant to this Agreement and the relevant Participating Dealer Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, the Dealer Manager and the

Participating Broker-Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by Company, the Dealer Manager and any Participating Broker-Dealer, respectively, in connection with the Offering pursuant to this Agreement and the relevant Participating Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the Offering pursuant to this Agreement and the relevant Participating Broker-Dealer Agreement (before deducting expenses) received by the Company, and the total selling commissions received by the Dealer Manager and the Participating Broker-Dealer, respectively, bear to the aggregate offering price of the Primary Shares.

The relative fault of the Company, the Dealer Manager and any Participating Broker-Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, the Dealer Manager and the Participating Broker-Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

10.    Survival of Provisions. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at and as of the Offering Termination Date, and such representations, warranties and agreements of the parties hereto, including the indemnity and contribution agreements contained in Sections 7, 8 and 9 above, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Dealer Manager or the Company or any controlling person, and shall survive the sale of, and payment for, the Shares.

11.    Applicable Law; Venue. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of Maryland; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 11. Venue for any action brought hereunder shall lie exclusively in Chicago, Illinois.

12.    Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

13.    Entire Agreement. This Agreement and the Exhibit attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

14.    Successors; Assignment and Amendment.

14.1    Successors. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors and permitted assigns.

14.2    Assignment. Neither the Company nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Company, acting together, on the other hand.

14.3    Amendment. This Agreement may be amended only by the written agreement of the Dealer Manager and the Company.

15.    Term and Termination. Either party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. If not sooner terminated, the Dealer Manager’s agency and this Agreement shall automatically terminate as of the Offering Termination Date without obligation on the part of the Dealer Manager or the Company, except as set forth in this Agreement. Upon expiration or termination of this Agreement, (a) the Company shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled under Section 6 of this Agreement pursuant to the requirements of that Section 6 at such times as such amounts become payable pursuant to the terms of such Section 6, offset by any losses suffered by the Company or any officer or director of the Company arising from the Dealer Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Dealer Manager under Section 8 herein, and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering and that are not designated as “dealer” copies.

16.    Notices. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, or (c) on the fifth business day after deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Company:	Jones Lang LaSalle Income Property Trust, Inc.
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Chief Executive Officer

With a copy to:	Jones Lang LaSalle Income Property Trust, Inc.
200 East Randolph Drive
Chicago, Illinois 60601
Attention: General Counsel

If to the Dealer Manager:	LaSalle Investment Management Distributors, LLC
200 East Randolph Drive
Chicago, Illinois 60601
Attention: General Counsel

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 16.

17.    Third Party Beneficiaries. Except as expressly provided otherwise in this Agreement, no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Each Participating Broker-Dealer is a third party beneficiary with respect to this Agreement with respect to Sections 2, 6, 8 and 9 of this Agreement and may enforce its rights against any party to this Agreement.

[Signatures on following page]

Signature Page to Dealer Manager Agreement
If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

“COMPANY”

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

			By:	/s/C. Allan Swaringen
Name: C. Allan Swaringen
Title: President

Accepted and agreed as of the date first above written:

“DEALER MANAGER”

LASALLE INVESTMENT MANAGEMENT DISTRIBUTORS, LLC

By:	/s/Gregory Gore
	Name:	Gregory Gore
	Title:	Director of Intermediary Distribution

EXHIBIT A

FORM OF PARTICIPATING BROKER-DEALER AGREEMENT
JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

Up to $350,000,000 in Shares of Class D Common Stock, $0.01 Par Value per Share

Dated [], 2015

Ladies and Gentlemen:

Subject to the terms described herein, LaSalle Investment Management Distributors, LLC, as the dealer manager (the “Dealer Manager”) for Jones Lang LaSalle Income Property Trust, Inc., a Maryland corporation (the “Company”), invites you (“Participating Broker-Dealer”) to participate on a “best efforts” basis in the distribution, in a private placement (the “Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation D promulgated under the Securities Act (“Regulation D”), of up to $350,000,000 of shares of the Company’s Class D shares of common stock, par value $0.01 per share (“Class D Shares”), of which amount up to (a)  up to $300,000,000 in shares are being offered to investors pursuant to the Company’s primary offering (the “Primary Shares”) and (b)  up to $50,000,000 in shares are being offered to stockholders of the Company pursuant to the Company’s distribution reinvestment plan (the “DRIP Shares” and, together with the Primary Shares, the “Shares”). The Company may reallocate the Shares between the Primary Shares and the DRIP Shares. The terms and conditions of the Offering are set forth in the Company’s Confidential Private Placement Memorandum for the sale of the Shares, dated March 3, 2015, as may be amended or supplemented from time to time (with all appendixes thereto, the “Memorandum”).

The Primary Shares are to be issued and sold in the Offering at a purchase price equal to the Company’s net asset value (“NAV”) applicable to the class of Shares being purchased on such day determined after the close of business on each business day, divided by the number of Shares of that class outstanding as of the close of business on such date (as calculated in accordance with the procedures described in the Memorandum), plus, applicable selling commissions, subject in certain circumstances to waivers or reductions thereof. For stockholders who participate in the Company’s distribution reinvestment plan (“DRIP”), the cash distributions attributable to Shares that each stockholder owns will be automatically invested in additional Shares. The DRIP Shares are to be issued and sold to stockholders of the Company at a purchase price equal to the Company’s NAV per share of the applicable class of Share on such day (as calculated in accordance with the procedures described in the Memorandum).

The Shares will be offered during a period commencing on March 3, 2015, the date of the Memorandum (“Effective Date”), and continuing until the earlier of: (i) the date that the maximum aggregate amount of Shares is sold pursuant to the Offering, subject to the Company’s option to increase the maximum aggregate amount of the Offering in its sole discretion, or (ii) such date as Company otherwise terminates the Offering, which it may do at any time in its sole discretion. (in each case, the “Offering Termination Date”).

I.	Dealer Manager Agreement.
The Dealer Manager has entered into a dealer manager agreement with the Company dated March 3, 2015 (the “Dealer Manager Agreement”). Upon effectiveness of this Participating Broker-Dealer Agreement (this “Agreement”), you will become one of the “Participating Broker-Dealers” referred to in the Dealer Manager Agreement. All capitalized terms used and not defined in this Agreement shall have the meaning ascribed to such terms in the Dealer Manager Agreement.

II.	Sale of Shares.
Participating Broker-Dealer hereby agrees to use its best efforts to sell the Primary Shares for cash on the terms and conditions stated in the Memorandum, subject to the terms and conditions specified in Schedule 1 to this Agreement.

Nothing in this Agreement shall be deemed or construed to make Participating Broker-Dealer an employee, agent, representative, partner of the Dealer Manager or the Company, and Participating Broker-Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Memorandum and any or other materials delivered to Participating Broker-Dealer by the Dealer Manager.

III.	Submission of Orders.
Each person desiring to purchase Primary Shares in the Offering will be required to complete and execute a subscription agreement provided by the Company to the Dealer Manager and each Participating Broker-Dealer for use in connection with the Offering (the “Subscription Agreement”) and to deliver to Participating Broker-Dealer such completed and executed Subscription Agreement together with a check, draft, wire or money (hereinafter referred to as an “instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Memorandum, subject to any waiver of such minimum purchase amount for certain categories of purchasers in the discretion of the Company’s advisor (as described in the Memorandum). Persons purchasing Primary Shares will be instructed by Participating Broker-Dealer to make their instruments of payment payable to or for the benefit of “Jones Lang LaSalle Income Property Trust, Inc.” The purchase price for purchase orders received by the Company prior to the close of business on any business day will be executed at the NAV per share of the class of Shares being purchased calculated at the end of such business day in accordance with the procedures described in the Memorandum, plus, applicable selling commissions. Subscriptions processed and accepted by the Company after the close of business on any business day, or on a day that is not a business day, will be executed at the NAV per share of the class of Shares being purchased calculated at the end of the next business day in accordance with the procedures described in the Memorandum, plus, applicable selling commissions. A purchaser will be contractually obligated to purchase Primary Shares in the aggregate dollar amount of the purchaser’s subscription as of the close of business on the date the subscription is accepted by the Company. If Participating Broker-Dealer receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, Participating Broker-Dealer shall return such Subscription Agreement and instrument of payment directly to such purchaser not later than the end of the second business day following receipt by the Participating Broker-Dealer. Subscription Agreements and instruments of payment received by Participating Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(a)
where, pursuant to Participating Broker-Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from purchasers, then, by noon of the next business day following receipt by Participating Broker-Dealer, Participating Broker-Dealer will transmit the Subscription Agreements and instruments of payment to the Company or to such other account or agent as directed by the Company; and

(b)
where, pursuant to Participating Broker-Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location (the “Final Review Office”), then Subscription Agreements and instruments of payment will be transmitted by Participating Broker-Dealer to the Final Review Office by noon of the next business day following receipt by Participating Broker-Dealer. The Final Review Office will in turn, by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Company or to such other account or agent as directed by the Company. Participating Broker-Dealer understands that the Company reserves the unconditional right to reject any order for any or no reason.

Notwithstanding the foregoing, with respect to any Primary Shares to be purchased by a custodial account, Participating Broker-Dealer shall cause the custodian of such account to deliver a Subscription Agreement and an instrument of payment for such account directly to the Company. Participating Broker-Dealer shall furnish to the Company with each delivery of Subscription Agreements and instruments of payment a list of the purchasers showing the name, address, tax identification number, state of residence and dollar amount of Primary Shares to be purchased.

IV.	Participating Broker-Dealer’s Compensation.

Subject to the waivers, discounts or other special circumstances described in or otherwise disclosed in the “Plan of Distribution” section of the Memorandum, Participating Broker-Dealer’s selling commission on each Class D Share sold by Participating Broker-Dealer which it is authorized to sell hereunder is up to 1.0% of the NAV per Class D Share calculated after the close of business on the day the subscription agreement is accepted and confirmed by the Company, or if such day is not a business day, calculated after the close of business on the next business day, which commission will be paid by the Dealer Manager.

For these purposes, a “sale of Class D Shares” shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering documents and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. Participating Broker-Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company. Participating Broker-Dealer affirms that the Dealer Manager’s liability for commissions payable to Participating Broker-Dealer is limited solely to the commissions received by the Dealer Manager from the Company associated with Participating Broker-Dealer’s sale of Class D Shares.

Participating Broker-Dealer acknowledges and agrees that no selling commissions will be paid in connection with the sale of any DRIP Shares.

The parties hereby agree that (i) the foregoing selling commissions are not in excess of the usual and customary compensation received in the sale of securities similar to the Primary Shares, (ii) that Participating Broker-Dealer’s interest in the Offering is limited to the selling commissions referred to in this Section IV and Participating Broker-Dealer’s indemnity referred to in Section XII herein, and (iii) that the Company is not liable or responsible for the direct payment of selling commissions to Participating Broker-Dealer. In addition, as set forth in the Memorandum, the Dealer Manager may reimburse Participating Broker-Dealer for reasonable bona fide due diligence expenses incurred by Participating Broker-Dealer. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by Participating Broker-Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. Participating Broker-Dealer shall provide a detailed and itemized invoice for any such due diligence expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice.

Participating Broker-Dealer acknowledges that the Shares shall not be included for the purposes of calculating compensation due to Participating Broker-Dealer pursuant to any arrangements other than this Agreement between Participating Broker-Dealer and the Dealer Manager or any entity controlling, controlled by, or under common control with the Dealer Manager.

V.	Payment of Selling Commissions.
Payments of selling commissions will be made by the Dealer Manager (or by the Company as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to Participating Broker-Dealer. Selling Commissions will be paid to Participating Broker-Dealer within 30 days after receipt by the Dealer Manager, or, if the Company (as the agent of the Dealer Manager) pays such selling commissions directly to Participating Broker-Dealer, then the Company shall pay such selling commissions within 30 days of the execution by the Company of orders to purchase Primary Shares sold by Participating Broker-Dealer.

Participating Broker-Dealer, in its sole discretion, may authorize Dealer Manager (or the Company as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to deposit selling commissions and other payments due to it pursuant to this Agreement directly to its bank account. If Participating Broker-Dealer so elects, Participating Broker-Dealer shall provide such deposit authorization and instructions in Schedule 2 to this Agreement.

VI.	Right to Reject Subscriptions or Cancel Sales.
All subscriptions, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any subscription for any or no reason. Subscriptions not accompanied by the required instrument of payment may be rejected. Issuance and delivery of Primary Shares will be made only after actual receipt of payment therefor. The Company or its agent shall advise the Participating Broker-Dealer no later than the next business day after receipt by the Company or its agent of a subscription if the Company intends to reject a subscription. In the event a subscription is rejected, canceled or rescinded for any reason, Participating Broker-Dealer agrees to return to the Dealer Manager any selling commissions theretofore paid with respect to such subscription, and, if Participating Broker-Dealer fails to so return any such amounts, the Dealer Manager shall have the right to offset amounts owed against future selling commissions and otherwise payable to Participating Broker-Dealer.

VII.	Memorandum.
Participating Broker-Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Shares except as set forth in the Memorandum or as otherwise specifically authorized and approved by the Company. The Dealer Manager will supply Participating Broker-Dealer with reasonable quantities of the Memorandum for delivery to investors, and Participating Broker-Dealer will deliver a copy of the Memorandum to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Primary Shares to an investor. Participating Broker-Dealer agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Company.

VIII.	License and Association Membership.
Participating Broker-Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Participating Broker-Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Primary Shares under Federal and state securities laws and regulations in all states where it offers or sells Primary Shares, and that it is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Participating Broker-Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule 3 to this Agreement and that its independent contractors and registered representatives have the appropriate licenses(s) to offer and sell the Primary Shares in such jurisdictions. This Agreement shall automatically terminate if Participating Broker-Dealer ceases to be a member in good standing of FINRA, or with the securities commission of the state in which Participating Broker-Dealer’s principal office is located. Participating Broker-Dealer agrees to notify the Dealer Manager immediately if Participating Broker-Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which Participating Broker-Dealer is currently registered or licensed. The Participating Broker-Dealer also hereby agrees to abide by the rules set forth in the FINRA rulebook, which currently consists of rules promulgated by FINRA, the National Association of Securities Dealers (“NASD”) and the New York Stock Exchange (collectively, the “FINRA Rules”), specifically including, but not limited to, FINRA Rule 2310, FINRA Rule 5110, FINRA Rule 5141, NASD Rule 2340 and NASD Rule 2420.

IX.	Anti-Money Laundering Compliance Programs.
Participating Broker-Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Participating Broker-Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, rules promulgated by the Commission (the “Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares. Participating Broker-Dealer covenants that it will perform all activities it is required to perform by applicable AML Rules and its AML Program with respect to all customers on whose behalf Participating Broker-Dealer submits orders to the Company. To the extent permitted by applicable law, Participating Broker-Dealer will share information with the Dealer Manager and the Company for purposes of ascertaining whether a suspicious activity report is warranted with respect to any suspicious transaction involving the purchase or intended purchase of Shares.

Upon request by the Dealer Manager at any time, Participating Broker-Dealer hereby agrees to (i) furnish a written copy of its AML Program and relevant legal requirements to the Dealer Manager for review, (ii) provide annual certification to the Dealer Manager that Participating Broker-Dealer has complied with the provisions of its AML Program, and (iii) furnish a copy of the findings and any remedial actions taken in connection with Participating Broker-Dealer’s most recent independent testing of its AML Program. Participating Broker-Dealer further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and Participating Broker-Dealer hereby covenants to remain in compliance with such requirements and shall, upon request by the Dealer Manager, provide a certification to Dealer Manager that, as of the date of such certification (i) its AML Program is consistent with the AML Rules, (ii) it has continued to implement its AML Program, and (iii) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

X.	Suitability; Offer and Sale of Shares.
The Participating Broker-Dealer agrees that in recommending to an investor the purchase of the Shares, Participating Dealer shall:

(a)
have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Commission, any state securities commission, FINRA or the Company) concerning the investor’s age, investment objectives, other investments, financial situation and needs, and any other information known by the Participating Broker-Dealer, or person associated with Participating Broker-Dealer, that: (A) the prospective investor is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act, and meets the other investor suitability requirements as may be established by the Company and set forth in the “Suitability Standards” section of the Memorandum and the minimum purchase requirements set forth in the Memorandum; (B) the prospective investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Memorandum; and (C) the prospective investor has a fair market net worth sufficient to sustain the risks inherent in the investment, including but not limited to loss of investment and lack of liquidity, and other risks described in the Memorandum; and (D) the investment is otherwise suitable for the prospective investor; and

(b)
maintain in its files (for a period of at least six years following the Offering Termination Date) information and documents describing the basis upon which the determination that an investment in Primary Shares is suitable and appropriate for each such proposed investor was reached as to each prospective investor, to otherwise comply with the record keeping requirements provided in Section XIV below and to make such documents and records available to (a) the Dealer Manager and the Company upon request, and (b) representatives of the Commission, FINRA and applicable state securities administrators upon Participating Broker-Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.

The Participating Broker-Dealer agrees to sell Primary Shares only to the extent authorized as set forth on Schedule 1 to this Agreement.

Participating Broker-Dealer shall not purchase any Primary Shares for a discretionary account without obtaining the prior written approval of Participating Broker-Dealer’s customer and such customer’s completed and executed Subscription Agreement.

The Participating Broker-Dealer shall complete all steps necessary to permit the Company to offer the Shares pursuant to the registration exemptions available under applicable federal securities laws and other applicable state securities laws. The Participating Broker-Dealer shall conduct all of its solicitation and sales efforts in conformity with Rule 506(c) of Regulation D, promulgated under the Securities Act, and exemptions available under applicable state securities laws.

In soliciting persons to acquire the Shares, the Participating Broker-Dealer agrees to comply with the applicable requirements of the Securities Act, the Exchange Act, applicable state securities laws, the published rules and regulations thereunder and the Conduct Rules of FINRA. Further, the Participating Broker-Dealer agrees that it will not give any information or make any representations other than those contained in the Memorandum.

XI.	Due Diligence; Adequate Disclosure.
Prior to offering the Primary Shares for sale, Participating Broker-Dealer shall have conducted an inquiry such that Participating Broker-Dealer has reasonable grounds to believe, based on information made available to Participating Broker-Dealer by the Company or the Dealer Manager through the Memorandum, that all material facts are adequately and accurately disclosed in the Memorandum and provide a basis for evaluating a purchase of Primary Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, Participating Broker-Dealer may obtain, upon request, information on material facts relating at a minimum to the following: (1) items of compensation; (2) physical properties; (3) tax aspects; (4) financial stability and experience of the Company and its advisor and sub-advisor; (5) conflicts and risk factors; and (6) appraisals and other pertinent reports. Notwithstanding the foregoing, Participating Broker-Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose or another broker-dealer participating in the distribution of the Shares pursuant to an agreement with the Dealer Manager (an “Other Dealer”); provided, that: (1) Participating Broker-Dealer has reasonable grounds to believe that such inquiry was conducted with due care by said independent third party or such Other Dealer; (2) the results of the inquiry were provided to Participating Broker-Dealer with the consent of the Other Dealer conducting or directing the inquiry; and (3) no Other Dealer that participated in the inquiry is an affiliate of the Company. Prior to the sale of the Shares, Participating Broker-Dealer shall inform each prospective purchaser of Shares of pertinent facts relating to the Shares including specifically the risks related to limitations on liquidity and marketability of the Shares during the term of the investment but shall not, in any event, make any representation on behalf of the Company except as set forth in the Memorandum.

XII.	Indemnification.
For the purposes of this Section XII, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(a)
Participating Broker-Dealer severally agrees to indemnify, defend and hold harmless the Company, the Dealer Manager and each of their respective Indemnified Parties from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, or any of their respective Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by Participating Broker-Dealer, any material breach or violation of a covenant or agreement contained herein by Participating Broker-Dealer, or any material failure by Participating Broker-Dealer to perform its obligations hereunder, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Memorandum or (ii) in any application to qualify the Shares for the offer and sale under the applicable state securities or “blue sky” laws of any state or jurisdiction, (c) the omission or alleged omission to state a material fact required to be stated in the Memorandum or necessary to make statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by Participating Broker-Dealer specifically for use in the Memorandum, (d) any use by Participating Broker-Dealer of sales literature or other materials not authorized or approved by the Company in connection with the offer and sale of the Shares, (e) any untrue statement made by Participating Broker-Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, (f) any failure of

Participating Broker-Dealer to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act, or (g) any other failure by Participating Broker-Dealer to comply with applicable FINRA rules or Commission Rules or any other applicable Federal or state laws in connection with the Offering. Participating Broker-Dealer will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Participating Broker-Dealer may otherwise have.

(b)
Promptly after receipt by any indemnified party under this Section XII of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section XII, notify in writing the indemnifying party of the commencement thereof and the omission to so notify the indemnifying party will relieve such indemnifying party from any liability under this Section XII as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section XII(c) below) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

(c)
An indemnifying party under this Section XII of this Agreement shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been participating on behalf of a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

XIII.	Contribution.
If the indemnification provided for in Section XII hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Dealer Manager and Participating Broker-Dealer, respectively, from the offering of the Shares pursuant to this Agreement and the Dealer Manager Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, the Dealer Manager and Participating Broker-Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Dealer Manager and Participating Broker-Dealer, respectively, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the

Company, and the total selling commissions and Distribution Fees received by the Dealer Manager and Participating Broker-Dealer, respectively, bear to the aggregate initial public offering price of the Shares.

The relative fault of the Company, the Dealer Manager and Participating Broker-Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, the Dealer Manager or Participating Broker-Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Dealer Manager and Participating Broker-Dealer agree that it would not be just and equitable if contribution pursuant to this Section XIII were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section XIII. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section XIII shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section XIII, the Dealer Manager and Participating Broker-Dealer shall not be required to contribute any amount by which the total price at which the Shares sold by them exceeds the amount of any damages which the Dealer Manager and Participating Broker-Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

No party guilty of fraudulent misrepresentation (within the meaning of Section 1(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

For the purposes of this Section XIII, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and each officer, director, employee, member, partner, agent and representative of the Company and each person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution of the Company. Participating Broker-Dealer’s obligations to contribute pursuant to this Section XIII are several in proportion to the number of Shares sold by Participating Broker-Dealer and not joint.

XIV.	Compliance with Record Keeping Requirements.
Participating Broker-Dealer agrees to comply with the record keeping requirements of the Exchange Act and the rules promulgated under the Exchange Act. Participating Broker-Dealer further agrees to keep such records with respect to each customer who purchases Primary Shares, the investor’s suitability and the amount of Primary Shares sold, and to retain such records for such period of time as may be required by the Commission, any state securities commission, FINRA or the Company.

XV.	Disqualification Events.

(a)
Participating Broker-Dealer represents that neither it, nor any of its directors, executive officers, other officers participating in the Offering, general partners or managing members, or any of the directors, executive officers or other officers participating in the Offering of any such general partner or managing member (each, a “Participating Dealer Covered Person” and, together, “Participating Dealer Covered Persons”), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”) except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Dealer Manager and the

Company prior to the date hereof or, in the case of a Disqualification Event occurring after the date hereof, prior to the date of any offering of Shares by Participating Broker-Dealer. Participating Broker-Dealer has exercised reasonable care to determine (i) the identity of each person that is a Participating Dealer Covered Person; and (ii) whether any Participating Dealer Covered Person is subject to a Disqualification Event.

(b)
Participating Broker-Dealer will promptly notify the Dealer Manager and the Company in writing of (i) any Disqualification Event relating to any Participating Dealer Covered Person not previously disclosed in accordance with Section XV(a) above, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Participating Dealer Covered Person.

(c)
The Participating Broker-Dealer represents that it is not aware of any person (other than the Dealer Manager and any Participating Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of Shares. The Participating Broker-Dealer will promptly notify the Dealer Manager and the Company of any agreement or arrangement entered into between the Participating Broker-Dealer and such person in connection with such sale.

XVI.	Customer Complaints.
Participating Broker-Dealer hereby agrees to provide to the Dealer Manager promptly upon receipt by Participating Broker-Dealer copies of any written or otherwise documented customer complaints received by Participating Broker-Dealer relating in any way to the Offering (including, but not limited to, the manner in which the Primary Shares are offered by Participating Broker-Dealer), the Shares or the Company.

XVII.	Effective Date.
This Agreement will become effective upon the last date it is signed by any party hereto.

XVIII.	Termination; Amendment; Entire Agreement; Third Party Beneficiaries.
Participating Broker-Dealer will immediately suspend or terminate its offer and sale of Primary Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Primary Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice pursuant to Section XXI below.

Upon termination of this Agreement, the Dealer Manager shall pay to Participating Broker-Dealer all (a) earned but unpaid compensation and (b) reimbursement for all incurred, accountable expenses to which Participating Broker-Dealer is or becomes entitled under Section IV hereof at such time as such compensation or reimbursement becomes payable.

This Agreement may be amended at any time by the Dealer Manager by written notice to Participating Broker-Dealer, and any such amendment shall be deemed accepted by Participating Broker-Dealer upon placing an order for sale of Primary Shares after it has received such notice.

This Agreement and the exhibits and schedules hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto relating to the subject matter hereof.

Except as expressly provided otherwise in this Agreement, no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. The Company is a third party beneficiary with respect to this Agreement with respect to Sections XII, XIII and XV of this Agreement and may enforce its rights against any party to this Agreement.

XIX.	Assignment.
Participating Broker-Dealer shall have no right to assign this Agreement or any of Participating Broker-Dealer’s rights hereunder or to delegate any of Participating Broker-Dealer’s obligations hereunder. Any such purported assignment or delegation by Participating Broker-Dealer shall be null and void. The Dealer Manager shall have the right to assign any or all of its rights and obligations under this Agreement by written notice, and Participating Broker-Dealer shall be deemed to have consented to such assignment by execution hereof. Dealer Manager shall provide written notice of any such assignment to Participating Broker-Dealer.

XX.	Privacy Laws.
The Dealer Manager and Participating Broker-Dealer (each referred to individually in this Section XX as a “party”) agree as follows:

(a)
Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”); (ii) the privacy standards and requirements of any other applicable Federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b)
Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c)
Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XXI.	Notice.
All notices will be in writing and deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, or (c) on the fifth business day after deposit in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to the Dealer Manager at: LaSalle Investment Management Distributors, LLC, 200 East Randolph Drive, Chicago, Illinois 60601, Attention: Chief Executive Officer, and to Participating Broker-Dealer at the address specified by Participating Broker-Dealer on the signature page hereto.

XXII.	Attorneys’ Fees; Applicable Law and Venue.
In any action to enforce the provisions of this Agreement or to secure damages for breach of this Agreement, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of Maryland. Venue for any action (including arbitration) brought hereunder shall lie exclusively in Chicago, Illinois.

[Signatures on following pages]

Signature Page to Participating Broker-Dealer Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Participating Broker-Dealer Agreement to be executed on its behalf by its duly authorized agent.

“DEALER MANAGER”

LaSalle Investment Management Distributors, LLC

By:
Name:
Title:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the jurisdictions identified below represent a true and correct list of all jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities, and we agree to advise you of any change in such list during the term of this Agreement.

1.	Identity of Participating Broker-Dealer:

Full Legal Name:

Type of Entity:

Organized in the State of:

Tax Identification Number:

FINRA/CRD Number:

2.	Any notice under this Agreement will be deemed given pursuant to Section XX hereof when delivered to Participating Broker-Dealer as follows:

Company Name:	_____________________

Attention to:
(Name)
(Title)

Street Address:

City, State and Zip Code:

Telephone No.:	( )

Facsimile No.:	( )

Email Address:

Accepted and agreed as of the date below: “PARTICIPATING BROKER-DEALER”

(Print Name of Participating Broker-Dealer)

By:	______________________________

Name:	______________________________

Title:	______________________________

Date:	______________________________

SCHEDULE 1
TO
PARTICIPATING BROKER-DEALER AGREEMENT WITH
[        ]

NAME OF ISSUER:	JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

NAME OF PARTICIPATING BROKER-DEALER:

SCHEDULE TO AGREEMENT DATED:

A.	Share Authorized to Sell.

Participating Broker-Dealer is authorized to sell the following classes of Primary Shares according to the terms and conditions set forth in this Schedule 1 and in accordance with all other express or implied terms and conditions of the Agreement:

¬    Class D Shares

B.	Terms and Conditions of the Selling Commissions.
Participating Broker-Dealer shall be entitled to receive selling commissions, in an amount as determined by the Participating Broker-Dealer, of up to 1.0% of the NAV per Class D Share on each Class D Share sold by Participating Broker-Dealer. Participating Broker-Dealer will have sole discretion whether to waive, remit or reduce the selling commission payable to it in connection with the Class D Shares sold by Participating Broker-Dealer and neither the Company, nor the Dealer Manager, nor any of their respective affiliates, shall charge or receive a selling commission in connection with a Class D Share sold by Participating Broker-Dealer. All selling commissions payable to the Participating Broker-Dealer will be collected by Participating Broker-Dealer from the purchaser. No selling commissions shall be paid with respect to any sale of DRIP Shares.

“DEALER MANAGER”

LaSalle Investment Management Distributors, LLC

Name:
Title:

“PARTICIPATING BROKER-DEALER”

Name:
Title:

SCHEDULE 2
TO
PARTICIPATING BROKER-DEALER AGREEMENT WITH
[        ]

NAME OF ISSUER:	JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

NAME OF PARTICIPATING BROKER-DEALER:

SCHEDULE TO AGREEMENT DATED:
Participating Broker-Dealer hereby authorizes the Dealer Manager or its agent to deposit reallowances and other payments due to it pursuant to the Participating Broker-Dealer Agreement to its bank account specified below. This authority will remain in force until Participating Broker-Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Participating Broker-Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Participating Broker-Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“PARTICIPATING BROKER-DEALER”
(Print Name of Participating Broker-Dealer)

By:

Name:

Title:

Date:

SCHEDULE 3
TO
PARTICIPATING BROKER-DEALER AGREEMENT WITH
[        ]
Participating Broker-Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

Alabama	Montana
Alaska	Nebraska
Arizona	Nevada
Arkansas	New Hampshire
California	New Jersey
Colorado	New Mexico
Connecticut	New York
Delaware	North Carolina
District of Columbia	North Dakota
Florida	Ohio
Georgia	Oklahoma
Guam	Oregon
Hawaii	Pennsylvania
Idaho	Puerto Rico
Illinois	Rhode Island
Indiana	South Carolina
Iowa	South Dakota
Kansas	Tennessee
Kentucky	Texas
Louisiana	Utah
Maine	Vermont
Maryland	Virgin Islands
Massachusetts	Virginia
Michigan	Washington
Minnesota	West Virginia
Mississippi	Wisconsin
Missouri	Wyoming